SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.

                               FORM S-1
                 AMERICAN EXPRESS INVESTORS CERTIFICATE


                  POST-EFFECTIVE AMENDMENT NO. 16 TO
                 REGISTRATION STATEMENT NO. 33-26844
                                 UNDER
                      THE SECURITIES ACT OF 1933


                        IDS CERTIFICATE COMPANY
          (Exact name of registrant as specified in charter)

                             DELAWARE
    (State or other jurisdiction of incorporation or organization)

                               6725
       (Primary Standard Industrial Classification Code Number)

                            41-6009975
                 (I.R.S. Employer Identification No.)

          IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce A. Kohn IDS Tower 10, Minneapolis, MN 55440-0010,
                                     (612) 671-2221
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

The Registrant has registered an indefinite number of certificates under the Securities Act of 1933 pursuant to Section 24-f of the Investment Company Act of 1940. Registrant's Rule 24f-2 Notice for its most recent fiscal year (December
31) was filed on or about February 27, 1997.

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS
Item
Number
Item 13.       Other Expenses of Issuance and Distribution.

               The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14.  Indemnification of Directors and Officers.

               The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

               The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15.  Recent Sales of Unregistered Securities.

        (a)    Securities Sold

Period of sale         Title of securities        Amount sold
1994                   IDS Special Deposits        18,013,424.38
1995                   IDS Special Deposits        56,855,953.53
1996                   IDS Special Deposits*       41,064,486.74
1997 through           American Express
 Sept. 30**             Special Deposits         $113,499,731.00

*Renamed American Express Special Deposits in April, 1996.
** Most recent practicable date through which to provide information.

        (b)    Underwriters and  other purchasers

American Express Special Deposits are marketed by American Express Bank Ltd.
(AEBL), an affiliate of IDS Certificate Company, to private banking clients of AEBL in the United Kingdom and Hong Kong.

        (c)    Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEBL were $88,686.14 in 1994, $172,633.41 in 1995, $301,946.44 in 1996,
and $394,482.96 in 1997 through Sept. 30.

        (d)    Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEBL in the United Kingdom and Hong Kong to persons who are not U.S.
persons, as defined in Regulation S.

Item 16.  Exhibits and Financial Statement Schedules.

        (a) The following exhibits to this Post-Effective Amendment No. 12 to Registration Statement No. 33-26844 are incorporated herein by reference or attached hereto:

               1.     (a)     Copy of Distribution Agreement dated November
                              18, 1988, between Registrant and IDS Financial
                              Services Inc., filed electronically as Exhibit
                              1(a) to the Registration Statement for the American Express International Investment
                              Certificate (now called, the IDS Investors
                              Certificate), is incorporated herein by
                              reference.

               2.     Not Applicable.

               3.     (a)     Certificate of Incorporation, dated December
                              31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to
                              Registration Statement No. 2-95577, is
                              incorporated herein by reference.

                      (b) Certificate of Amendment, dated February 29, l984, filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                      (c) By-Laws, dated December 31, 1977, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, are incorporated herein by reference.

               4.     Not applicable.

               5. An Opinion and Consent of Counsel as to the legality of the securities being registered is filed with the Registrant's most recent 24F-2 Notice.

               6 through 9. -- None.

               10.    (a)     Copy of Investment Advisory and Services
                              Agreement between Registrant and IDS/American
                              Express Inc., dated January 12, 1984, filed electronically as Exhibit 10(a) to Post-
                              Effective Amendment No. 2 to Registration
                              Statement No. 2-95577, is incorporated herein by reference.

                      (b) Copy of Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                      (c) Copy of Foreign Deposit Agreement dated November 24, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                      (d)     Copy of Selling Agent Agreement dated
                              June 1, 1990 between American Express Bank
                              International and IDS Financial Services Inc. for the American Express Investors Certificate, filed electronically as Exhibit 1 to the Pre-Effective Amendment 2 to Registration Statement No. 33-26844 for the IDS Investors Certificate is incorporated herein by reference.

                      (e) Copy of Selling Agent Agreement dated Dec. 12, 1994 between American Express Bank International, Coutts & Co (USA) International and IDS Financial Services Inc. for the Investors Certificate is filed electronically. As Exhibit 1(e) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

                      (f) Copy of Amendment to the Selling Agent Agreement dated Dec. 12, 1994 between American Express Bank International and IDS Financial Services Inc. for the IDS Investors Certificate is filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

                      PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.
(a)     Continued

                      (g) Copy of Consulting Agreement dated Dec. 12, 1994 between American Express Bank and IDS Financial Services Inc. for the IDS Investors Certificate filed electronically as
                              Exhibit 1(f) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

                      (h) Copy of Marketing Agreement dated October 10,1991, between Registrant and American Express Bank Ltd., filed electronically as
                              Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

                      (i) Copy of Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement 2-55252, is incorporated herein by reference.

                      (j) Copy of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 15 to Registration Statement 33-26844 is incorporated herein by reference.

               11 through 22. -- None.

               23.    (a)     Opinion and Consent of Counsel dated October 31,
                              1997 filed electronically as Exhibit 23 to Post-Effective Amendment No. 15 to Registration
                              Statement No. 33-26844, is incorporated herein by reference.

                      (b) Copy of Supplement to Certificate of Officer of IDS Certificate Company, filed as an exhibit to Opinion and Consent of Counsel is filed electronically herewith as Exhibit 23(b).

               24.    (a)     Officers' Power of Attorney, dated May 17, 1994,
                              filed electronically as Exhibit
                              25(a) to Post-Effective Amendment No. 9 to
                              Registration Statement No. 2-95577, is
                              incorporated herein by reference.

                      (b)     Directors' Power of Attorney, dated
                              February 29, 1996 filed electronically as
                              Exhibit 25(b) to Post-Effective Amendment
                              No. 13 to Registration Statement No.
                              33-26844 is incorporated herein by reference.

               25 through 28.  --  None.

(b) The financial statement schedules for IDS Certificate Company filed electronically as Exhibit 16(b) to Post-Effective
        Amendment No. 40 to Registration Statement No. 2-55252 for Series D-1 Investment Certificate, are incorporated by reference.

Item 17.  Undertakings.

               Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly, IDS Financial Services Inc.) as underwriter, and American Express Bank International and Coutts & Co (USA) International, as selling agents, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc., American Express Bank International and Coutts & Co (USA) International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc., American Express Bank International, and Coutts & Co (USA) International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 4th day of November, 1997.

                               IDS CERTIFICATE COMPANY

                               By /s/ Stuart A. Sedlacek*
                                      Stuart A. Sedlacek, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the following capacities on the 4th day of November, 1997.

Signature                               Capacity

/s/ Stuart A. Sedlacek* **              President and Director
    Stuart A. Sedlacek                  (Principal Executive
                                        Officer)

/s/ Jay C. Hatlestad*                   Vice President and
    Jay C. Hatlestad                    Controller
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

/s/ David R. Hubers**                   Director
    David R. Hubers

/s/ Charles W. Johnson**                Director
    Charles W. Johnson

/s/ Richard W. Kling**                  Chairman of the
    Richard W. Kling                    Board of Directors
                                        and Director

/s/ Edward Landes**                     Director
    Edward Landes


Signatures continued on next page.

Signatures continued from previous page.


Signature                               Capacity


/s/ John V. Luck**                      Director
    John V. Luck

/s/ James A. Mitchell**                 Director
    James A. Mitchell


/s/ Harrison Randolph**                 Director
    Harrison Randolph


/s/ Gordon H. Ritz**                    Director
    Gordon H. Ritz


*Signed pursuant to Officers' Power of Attorney dated May 17, 1994 filed electronically as Exhibit 25(a) to Post-Effective Amendment
No. 10, to Registration Statement No. 33-26844, incorporated herein by reference.



------------------------
  Bruce A. Kohn


**Signed pursuant to Directors' Power of Attorney dated February
29, 1996 filed electronically as Exhibit 25(b) to Post-Effective
Amendment No. 13 to Registration Statement No. 2-95577, incorporated herein by reference.



------------------------
  Bruce A. Kohn

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 16 TO REGISTRATION
STATEMENT NO. 33-26844


Cover Page

Part II Information

Signatures